UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2006

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Ventas, Inc. (the “Company”) has entered into an Amended and Restated Employment Agreement dated as of December 28, 2006 (the “New Employment Agreement”) with Debra A. Cafaro, pursuant to which Ms. Cafaro will continue to serve as President, Chief Executive Officer and Chairman of the Board of the Company. The New Employment Agreement amends and restates the existing Employment Agreement dated March 5, 1999 (the “March 1999 Employment Agreement”) between the parties. The following summary describes certain material provisions of the New Employment Agreement.

The term of Ms. Cafaro’s employment under the New Employment Agreement began on the date of its execution and will continue until Ms. Cafaro’s employment is terminated or the New Employment Agreement is amended. The New Employment Agreement provides Ms. Cafaro with a base salary of not less than $600,000 per year, subject to increases, if any, as determined by the Executive Compensation Committee of the Board of Directors of the Company. The New Employment Agreement also provides Ms. Cafaro the ability to be eligible for bonuses and incentive compensation as the Board of Directors may approve from time to time and to participate in the Company’s incentive and other employee benefit plans. With respect to her services rendered during 2007, Ms. Cafaro will receive an annual bonus in cash of $2.1 million and a package of long-term incentives having a total value at grant of $5.4 million that will vest or be payable over time. She will receive these amounts in a lump sum if her employment is terminated by the Company without Cause (as defined in the New Employment Agreement) or by Ms. Cafaro for Good Reason (as defined in the New Employment Agreement) prior to the time that they would otherwise be paid.

If Ms. Cafaro’s employment is terminated by reason of death or disability, she is entitled to receive a prorated portion of her Target Bonus (as defined below) for the year of termination. If Ms. Cafaro’s employment is terminated by the Company other than for Cause (but not for disability) or if Ms. Cafaro terminates her employment for Good Reason, she is entitled to receive a lump sum payment equal to (i) the prorated portion of her Target Bonus for the year of termination, plus (ii) three times the sum of her base salary as then in effect and her Target Bonus for the year of termination. In addition, Ms. Cafaro would become vested in all restricted stock awards, stock options and other performance-related compensation, assuming maximum individual and Company performance, her interests under any retirement, savings, deferred compensation, profit sharing or similar arrangement would be automatically fully vested, and she would be entitled to the continuation of insurance benefits for two years following termination. The Company would also be obligated to provide Ms. Cafaro with office space and a secretary for one year following termination, with an aggregate cost not to exceed $50,000. If the Company terminates Ms. Cafaro’s employment for Cause, no additional payments are made under the New Employment Agreement. For purposes of the New Employment Agreement, “Target Bonus” means the greater of (x) the highest actual bonus paid to Ms. Cafaro pursuant to the Company’s annual incentive plan with respect to any of the three preceding calendar years and (y) the full amount of Ms. Cafaro’s annual bonus, assuming maximum individual and Company performance, in respect of services for the year of termination.

Unlike the March 1999 Employment Agreement, no separate payments will be due to Ms. Cafaro upon the occurrence of a Change of Control (as defined in the New Employment Agreement) without a termination of her employment with the Company. The definition of Good Reason has been modified in the New Employment Agreement, however, so that Ms. Cafaro would have the ability to terminate her employment for Good Reason at any time during the 30-day period immediately following the one-year anniversary of a Change of Control. In addition, the New Employment Agreement specifies that if Ms. Cafaro is no longer the chief executive officer of a publicly traded company following a transaction in which the Company is a participant, that shall constitute Good Reason.

The New Employment Agreement further provides that the Company will be obligated to provide Ms. Cafaro with $2 million of life insurance and executive disability coverage with annual benefits of at least 100% of her base salary, to reimburse her for reasonable travel expenses incurred by her for travel to and from the Chicago area once each week and to gross up Ms. Cafaro with respect to any taxes imposed upon her by Section 4999 of the Internal Revenue Code or any similar state or local tax as a result of payments made under the New Employment Agreement or other plans, arrangements, agreements, policies or programs maintained by the Company. Consistent with the March 1999 Employment Agreement, the New Employment Agreement also continues to provide that Ms. Cafaro will be entitled to forgiveness of an existing tax loan by the Company to her in the event of a Change of Control, Ms. Cafaro’s death or disability or termination of her employment by the Company without Cause or by her for Good Reason.

During the term of the New Employment Agreement and for one year thereafter, Ms. Cafaro is subject to certain noncompetition and nonsolicitation provisions. In addition, the New Employment Agreement imposes certain confidentiality and nondisparagement restrictions, as well as a post-termination assistance obligation, on Ms. Cafaro.

In connection with the New Employment Agreement, Ms. Cafaro has been awarded 179,813 shares of restricted stock, vesting ratably over a five-year period. All restrictions on the shares would lapse upon (i) a Change of Control, (ii) Ms. Cafaro’s death or disability or (iii) a termination of Ms. Cafaro’s employment by the Company without Cause or by Ms. Cafaro for Good Reason.

The foregoing description is qualified by reference in its entirety to the New Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 7.01. Regulation FD Disclosure.

On January 2, 2007, the Company issued a press release announcing that it had entered into the New Employment Agreement with Ms. Cafaro. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits:

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated as of December 28, 2006 between the Company and Debra A. Cafaro.

99.1	Press release issued by the Company on January 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: January 5, 2007	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated as of December 28, 2006 between the Company and Debra A. Cafaro.

99.1	Press release issued by the Company on January 2, 2007.